UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                   Completion of Acquisition or Disposition of Assets.

On September 29, 2015, Royal Gold, Inc. (the “Company”) announced that its wholly owned subsidiary, RGLD Gold AG (“Royal Gold”), closed its previously announced Precious Metals Purchase and Sale Agreement with a wholly owned subsidiary of Barrick Gold Corporation, BGC Holdings Ltd. (“Barrick”), to purchase a quantity of gold and silver referenced to production from Barrick’s 60% interest in the Pueblo Viejo mine located in the Dominican Republic (“Pueblo Viejo”).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Royal Gold made a single $610 million advance payment to Barrick as part of the closing.  The transaction is effective July 1, 2015 for the gold stream and January 1, 2016 for the silver stream.  Under the terms of the Purchase and Sale Agreement, Barrick will deliver to Royal Gold, on a quarterly basis, an amount of gold equal to 7.50% of Barrick’s interest in the gold produced at Pueblo Viejo until 990,000 ounces of gold have been delivered, and 3.75% thereafter; and an amount of silver equal to 75% of Barrick’s interest in the silver produced at Pueblo Viejo (with silver deliveries based on a fixed 70% recovery rate) until 50.00 million ounces have been delivered, and 37.50% thereafter.  Royal Gold will pay Barrick 30% of the spot price per ounce of gold until 550,000 ounces of gold have been delivered, and 60% of the spot price per ounce thereafter; and 30% of the spot price per ounce of silver until 23.10 million ounces of silver have been delivered, and 60% of the spot price per ounce thereafter.

The information furnished under this Item 2.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 7.01                   Regulation FD Disclosure.

On September 29, 2015, the Company provided updates on its previously announced gold offtake agreement with Compañía Minera Teck Carmen de Andacollo, and its gold stream transaction with a wholly owned subsidiary of Golden Star Resources Ltd.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 29, 2015 Announcing Closing of Pueblo Viejo Stream Transaction and Updates on Other Previously Announced Transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: September 30, 2015	By:	/s/ Bruce C. Kirchhoff
		Name:	Bruce C. Kirchhoff
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 29, 2015 Announcing Closing of Pueblo Viejo Stream Transaction and Updates on Other Previously Announced Transactions.